                             STOCKHOLDERS AGREEMENT


                 THIS STOCKHOLDERS AGREEMENT, dated as of July 12, 1996 (the "AGREEMENT"), is made by and among WILD OATS MARKETS, INC., a Delaware corporation (the "COMPANY"), the stockholders of the Company listed on Exhibit A attached hereto, the Series E Investors (as defined herein), WO HOLDINGS, INC., a Delaware corporation, formerly known as Alfalfa's, Inc. ("HOLDINGS"), and the stockholders of HOLDINGS listed on Exhibit B attached hereto.

                                   RECITALS:

                 A. Each of the Stockholders (as defined below) owns that number of shares of the capital stock of the Company set forth opposite his or her name on Exhibit A hereto.

                 B. The Series E Investors have purchased an aggregate of up to 843,125 shares of the Company's Series E Preferred Stock, par value $.001 per share (the "SERIES E PREFERRED STOCK"), pursuant to the terms of the Series E Preferred Stock Purchase Agreement, dated even herewith, between the Series E Investors and the Company (the "SERIES E STOCK PURCHASE AGREEMENT").

                 C. Immediately after the closing of the sale of Series E Preferred Stock, the Company will merge into Holdings pursuant to the terms of the Agreement and Plan of Merger dated June 4, 1996 (the "MERGER AGREEMENT"). Pursuant to the terms of the Merger Agreement all of the shares of outstanding capital stock of the Company will be exchanged for shares of the capital stock of Holdings (the "MERGER").

                 D. Each of the parties hereto desires to enter into certain understandings regarding the transfer of Common Stock and Preferred Stock, the management of the Company (and of Holdings effective upon the closing of the Merger) and other matters, as herein set forth.

                                   AGREEMENT:

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement the following terms shall have the meanings set forth below:

                 "AFFILIATE" of a Person, shall mean any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.




                                       1.

                 "FOUNDERS" shall mean the WO Founders and the Holdings
Founder.

                 "COMMON STOCK" shall mean the 6,500,000 shares of Common Stock of the Company, par value $.001 per share, of which 1,447,209 shares will be held by the Stockholders.

                 "EQUITY SECURITIES" shall mean shares of, or securities convertible into or exercisable or exchangeable for, any shares of, any class of the Company's capital stock, including without limitation, its Common Stock and Preferred Stock.

                 "HOLDINGS FOUNDER" shall mean S.M. Hassan.

                 "INVESTOR REPRESENTATIVES" shall mean the representatives designated pursuant to Sections 5(a)(i)(1),(2),(3) and (4) hereof.

                 "INVESTORS" shall mean, collectively, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors and the Series E Investors.

                 "INVESTOR'S PERCENTAGE SHARE" shall mean the percentage that the number of shares of Common Stock (including shares of Common Stock issuable on conversion of any Preferred Stock or upon conversion of any other convertible security of the Company) held by such Investor is of the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Stock and upon conversion of any other convertible security of the Company) held by all Investors.

                 "MERGER" shall have the meaning set forth in the recitals.

                 "PERSON" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or any other entity.

                 "PREFERRED STOCk" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

                 "PREFERRED STOCKHOLDERS" shall mean the holders of Preferred Stock.

                 "PUBLIC OFFERING" shall mean the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, where (i) gross proceeds to the Company are not less than $20,000,000, and (ii) the product of the price per share to the public of the Common Stock times the number of shares of Common Stock outstanding immediately prior to the consummation of the underwritten sale (including any shares of Common Stock then issued or issuable upon conversion of the Preferred Stock) shall be not less than $140,000,000.





                                       2.

                 "SELLING STOCKHOLDERS" shall mean the Stockholders listed on Exhibit C attached hereto who may sell up to 10% of their Common Stock in a Public Offering subject to the terms and conditions set forth in the Registration Rights Agreement, dated of even date herewith, by and between the Company and certain investors.

                 "SERIES A INVESTORS" shall mean the holders of the Series A Preferred Stock who may execute this Agreement from time to time, whose names are thereupon listed on Exhibit A hereto.

                 "SERIES A PREFERRED STOCK" shall mean the Company's Series A Preferred Stock, par value $.001 per share, of which 168,000 shares are outstanding. The Series A Preferred Stock will be exchanged for the Series A Preferred Stock of Holdings in the Merger.

                 "SERIES A STOCK PURCHASE AGREEMENT" shall mean the Preferred Stock Purchase Agreement, dated as of July 3, 1993 and as amended November 14, 1994, pursuant to which the Series A Preferred Stock of the Company was issued to the Series A Investors.

                 "SERIES B INVESTORS" shall mean the holders of the Series B Preferred Stock who may execute this Agreement from time to time, whose names are thereupon listed on Exhibit A hereto.

                 "SERIES B PREFERRED STOCK" shall mean the Company's Series B Preferred Stock, par value $.001 per share, of which no shares are outstanding. The right to receive shares of the Company's Series B Preferred Stock will become the right to receive Series B Preferred Stock of Holdings in the Merger.

                 "SERIES C INVESTORS" shall mean the holders of the Series C Preferred Stock who may execute this Agreement from time to time, whose names are thereupon listed on Exhibit A hereto.

                 "SERIES C PREFERRED STOCK" shall mean the Company's Series C Preferred Stock, par value $.001 per share, of which 416,007 shares are outstanding. The Series C Preferred Stock will be exchanged for the Series C Preferred Stock of Holdings in connection with the Merger.

                 "SERIES C STOCK PURCHASE AGREEMENT" shall mean the Preferred Stock Purchase Agreement, dated as of November 14, 1994 pursuant to which the Series C Preferred Stock of the Company was issued to the Series C Investors.

                 "SERIES D INVESTORS" shall mean the holders of the Series D Preferred Stock who may execute this Agreement from time to time, whose names are thereupon listed on Exhibit A hereto.

                 "SERIES D PREFERRED STOCK" shall mean Holdings' Series D Preferred Stock, par value $.001 per share, of which 355,829 shares are outstanding. The Series D Preferred Stock of Holdings was issued in exchange for shares of the Series A Preferred Stock of





                                       3.

Alfalfa's, Inc. in connection with the Alfalfa's Reincorporation Merger (as defined in the Merger Agreement).

                 "SERIES E INVESTORS" shall mean the holders of the Series E Preferred Stock who may execute this Agreement from time to time, whose names are thereupon listed on Exhibit A hereto.

                 "SERIES E PREFERRED STOCK" shall have the meaning set forth in Recital B.

                 "STOCKHOLDERS" shall mean any of the Investors, the WO Founders and the Holdings Founder, and their respective assignees and successors.

                 "VOTING STOCK" shall mean any class or classes of the capital stock of the Company the holders of which are entitled to participate generally in the election of directors of the Company, including, but not limited to, the Common Stock and the Preferred Stock.

                 "WO FOUNDERS" shall mean Michael Gilliland, Elizabeth C. Cook and Mark R. Clapp.

                 "WO SELLERS" shall mean David Wilkinson and Mark R. Clapp.

         2. EFFECTIVENESS OF AGREEMENT; SUPERSEDES PRIOR STOCKHOLDERS AGREEMENT; EFFECT OF MERGER. This Agreement shall be effective from and after the date hereof and shall supersede (i) that certain Amended and Restated Stockholders Agreement, dated as of November 14, 1994, among Wild Oats, the WO Founders, the Series A Investors, the Series B Investors, and the Series C Investors and (ii) the Alfalfa's Stockholders' Agreement by and among Holdings and certain shareholders of Holdings dated February 28, 1995 which agreements are hereby terminated without any liability to any party thereto and shall be of no further force or effect. By executing this Agreement, each signatory consents to the termination of all such prior agreements, without liability to any party thereto, as provided by this Section 2.

Upon the execution of signature pages to this Agreement by Holdings and by certain Holdings Stockholders listed on Exhibit B attached hereto, this Agreement shall be the Agreement of Holdings and certain stockholders of Holdings executing such signature pages. In that regard, all references to the Company shall refer to Holdings and all references to Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall refer to the corresponding series or class of the capital stock of Holdings.

         2A. RIGHT OF GILLILAND AND COOK TO PURCHASE CLAPP SHARES. In the event of the death or disability (as such term is defined below) of Mark R. Clapp, each of Michael C. Gilliland and Elizabeth C. Cook shall have the right to purchase up to 50% (for a total of 100%) of the Equity Securities owned by Mark R. Clapp at the date of this Agreement (the "CLAPP SHARES") at a purchase price equal to the fair market value (as such term is defined below) of the Clapp Shares on the date of such event. Such right to purchase





                                       4.

shall be for a period of 90 days after Mr. Gilliland and Ms. Cook receive notice of the occurrence of such event. The purchase price shall be payable in the form of a check or note payable to the order of Mr. Clapp or his estate or heirs in the event of his death. In the event that Mr. Gilliland and Ms. Cook fail to exercise their rights under this Section 2A or fail to exercise such rights with respect to all of the Clapp Shares, any subsequent proposed transfer of any of the Clapp shares by Mr. Clapp or his heirs, successors or assigns shall be subject to Sections 3 and 4 of this Agreement. For purposes of this Section 2A, "DISABILITY" shall have the meaning set forth in Section 22(e)(4) of the Internal Revenue Code, as amended, and "FAIR MARKET VALUE" shall mean, if the shares are listed on a national securities exchange or designated for trading on the Nasdaq National Market, the closing sales price of the Common Stock on the date of such event or, if the shares are traded on any over-the-counter market, the average of the bid and asked prices of the Common Stock on the date of such event, or if the Company's Common Stock is not publicly traded, the fair market value of the Clapp Shares as determined by the Company's Board of Directors (excluding Mr. Gilliland and Ms. Cook if such persons are members of the Board of Directors at the time of determination) in good faith, taking into account all factors which they deem relevant.

         3.      RIGHT OF FIRST OFFER.

                 (a) Prior to the closing of the Public Offering and subject to Section 2A if then applicable and Section 3(c) hereof, each time a Founder (an "OFFERING STOCKHOLDER") proposes to offer for sale any Equity Securities of the Company owned by such Founder at the date of this Agreement (including, in the case of Michael C. Gilliland and Elizabeth C. Cook, any Equity Securities previously owned by Mark R. Clapp and acquired pursuant to
Section 2A hereof, and including with respect to any Founder, any Equity Securities previously owned by any other Founder and acquired pursuant to
Section 3(c) hereof), such Offering Stockholder shall first make an offering of such Equity Securities (referred to collectively herein as the "OFFERED SECURITIES"), to the Company in accordance with the following provisions:

                          (i)     The Offering Stockholder shall deliver a
notice (the "OFFERING NOTICE") to the Company and each of the Investors stating
(i) the Offering Stockholder's bona fide intention to offer such Offered Securities, (ii) the number of shares of such Offered Securities to be offered for sale, and (iii) the price and terms, if any, upon which the Offering Stockholder proposes to offer such Offered Securities.

                          (ii)    Within 30 days after the Offering Notice is
given, the Company may elect to purchase from the Offering Stockholder, at the price and on the terms specified in the Offering Notice, any or all of the shares of Offered Securities offered in the Offering Notice. Such right shall be exercised by written notice delivered to the Offering Stockholder by the Company prior to the expiration of the 30-day exercise period.

                          (iii)   The closing of the purchase of any shares of
Offered Securities by the Company shall take place at the principal offices of the Company (or such other location as the parties may agree on) on the fifth business day after the expiration of the 30-day period following the giving of the Offering Notice. At such closing, the Company shall





                                       5.

make payment in the appropriate amount by means of a check or by a wire transfer to the Offering Stockholder against delivery of stock certificates representing the share so purchased, duly endorsed in blank by the Person or Persons in whose name such certificate is registered or accompanied by a duly executed stock or security assignment separate from the certificate.

                          (iv)    In the event the Company does not elect to
purchase any or all of the shares of Offered Securities offered in the Offering Notice, the Company shall give written notice to each of the Investors (the "Reoffer Notice") of its decision not to exercise its rights or of the number of shares of Offered Securities available for purchase (the "REOFFERED SHARES") on or before the final day of such 30-day period and the right to purchase such Reoffer Shares shall pass automatically to each of the Investors. Each Investor shall initially be entitled to purchase such Investor's Percentage Share. In the event that any Reoffered Shares remain after such allocation and Investors remain who desire to purchase additional Reoffered Shares in excess of their Investor's Percentage Share, all of the remaining Reoffered Shares which such Investors have elected to purchase shall be allocated to them pro rata based on the number of shares of Offered Securities held by them (treating the Offered Securities as having been converted into, exchanged for or exercised for Common Stock), or as otherwise agreed to among such remaining Investors. Each Investor will have 10 days from receipt of such notice from the Company to exercise its repurchase rights under this Section 3 by written notice to the Offering Stockholder. The closing of any purchase and sale under this subsection (iv) shall be held on the 5th business day following the exercise by such Investor of the repurchase rights hereunder in accordance with the provisions of subsection (iii) above.

                 (b) In the event that all of the shares being offered are not purchased at the closings referred to in subsections (a)(iii) or (a)(iv), the Offering Stockholder shall, for a period of 90 days thereafter, have the right to sell or otherwise dispose of the number of shares of Offered Securities offered in the Offering Notice upon terms and conditions (including the price per share) no more favorable to the third party purchaser than those specified in the Offering Notice; provided, however, that such sale or disposition shall be subject to, and be made in full compliance with, the co-sale rights set forth in Section 4. In the event that the Offering Stockholder does not sell or otherwise dispose of such shares of Offered Securities within the specified 90 day period, the right of first offer provided for in this Section 3 shall continue to be applicable to any subsequent disposition of such shares.

                 (c) Notwithstanding the terms and provisions of Section 3(a) hereof, the right of first offer provided for in this Section 3 shall not be applicable to (i) any transfers by Stockholders of Offered Securities to family members or to trusts or other fiduciaries for the benefit of family members, (ii) any transactions associated with the Merger, including the redemption of shares held by the WO Sellers, (iii) the sale or transfer of additional shares of Equity Securities aggregating less than 10% of the Equity Securities held by a WO Founder, (iv) the purchase by Michael C. Gilliland or Libby C. Cook of the Equity Securities owned by Mark R. Clapp pursuant the
Section 2A above, (v) the sale by a Selling Stockholder of Equity Securities in a Public Offering, or (vi) any transfer by a Founder to an affiliate or direct or indirect equity holder thereof.





                                       6.

                 (d) In the event that the right of first offer set forth in this Section 3 is not exercised the purchaser of such shares shall not be bound by the terms of this Agreement or be entitled to any benefits hereunder.

                 (e) Notwithstanding the other provisions of this Agreement, this Section 3 shall not apply to any sale of Equity Securities in the Public Offering.

         4.      CO-SALE PROVISIONS.

                 (a) Prior to the Company's Public Offering, in the event that an Offering Stockholder after the application of Section 3 hereof continues to propose to offer Offered Securities to any Person (individually a "THIRD PARTY" and collectively, "THIRD PARTIES") other than to the Company or the Founders, in any one transaction or any series of related transactions, directly or indirectly, such sale or other disposition shall not be permitted unless the Offering Stockholder shall offer (or cause the Third Party to offer) the Investors the right to elect to include, at the sole option of the Investors, in the sale or other disposition to the Third Party such number of shares of Offered Securities owned by the Investors as shall be determined in accordance with subsection (a)(i) of this Section 4 (the "TAG-ALONG SHARES"). At any time within 15 days after the giving of the Reoffer Notice described in
Section 3 hereof, each Investor may make an election to include the Tag-Along Shares in such a sale or other disposition (the "INCLUSION ELECTION") by giving written notice of its Inclusion Election to the Offering Stockholder and delivering to the Company a stock certificate or certificates representing the Tag-Along Shares, together with a limited power-of-attorney authorizing the Offering Stockholder to sell or otherwise dispose of such Tag-Along Shares pursuant to the terms of such Third Party's offer.

                          (i)     Each Investor shall have the right to sell,
pursuant to the Third Party's offer, that percentage (the "TAG-ALONG PERCENTAGE") of the number of shares of Equity Securities to be sold to the Third Party equal to the ratio (expressed as a percentage) of (i) the shares of Equity Securities (treating the Equity Securities as having been converted into, or exchanged or exercised for, Common Stock) owned by the Investor, as compared with (ii) the aggregate number of shares of Equity Securities owned by the Offering Stockholder and the Equity Securities owned by all Investors (treating the Equity Securities as having been converted into, or exchanged or exercised for, Common Stock). In the event that (i) the Investors in the aggregate elect to sell fewer Tag-Along Shares than they are entitled to sell in the aggregate and (ii) certain Investors wish to sell an aggregate amount in excess of each such Investor's Tag-Along Percentage, then the excess available Tag-Along Shares shall be allocated among such Investors pro rata based upon the number of shares of Equity Securities (treating the Equity Securities as having been converted into, or exchanged or exercised for, Common Stock) owned by such Investors, or as otherwise agreed among such Investors.

                          (ii)    The purchase from the Investors pursuant to
this Section 4(a) shall be on the same terms and conditions, including the price per share and the date of sale or other disposition, as are received by the Offering Stockholder and stated in the Reoffer Notice.





                                       7.

                          (iii)   Promptly (but in no event later than five
business days) after the consummation of the sale or other disposition of shares of Offered Securities of the Offering Stockholder and the Investors to the Third Party pursuant to the Third Party's offer, the Offering Stockholder shall (i) notify the Investors of the completion thereof, (ii) cause to be remitted to the Investors the total sales price attributable to the shares of Offered Securities which the Investors sold or otherwise disposed of pursuant thereto, and (iii) furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Investors.

                          (iv)    If within 20 days after the Reoffer Notice is
given, an Investor has not accepted the offer to make an Inclusion Election, such Investor will be deemed to have waived any and all of its rights with respect to the sale or other disposition of shares of Offered Securities described in the reoffer Notice. The Offering Stockholder shall have 90 days after such 20-day period in which to sell or otherwise dispose of the shares of Offered Securities of the Offering Stockholder to the Third Party or any other Person at a price and on terms not more favorable to the Offering Stockholder than were set forth in the Reoffer Notice.

                          (v)     If, at the end of such 90-day period, the
Offering Stockholder has not completed the sale of shares of Offered Securities of the Offering Stockholder in accordance with the terms of the Third Party's offer, all the restrictions on sale contained in this Agreement with respect to Offered Securities owned by the Offering Stockholder shall again be in effect (unless such 90-day period is extended with the consent of each of the Stockholders).

                 (b) The rights provided in this Section 4 shall not be applicable to any transaction if Section 3(c) or Section 3(e) makes Section 3 inapplicable thereto.

                 (c) The provisions of Section 3 shall take priority over this Section 4, and nothing in this Section 4 shall be construed to relieve any Investor or any Offering Stockholder of its obligation to deliver an Offering Notice to each of the other Investors pursuant to the terms of Section 3 in connection with such a proposed transaction.

                 (d) In the event that a sale of shares of Common Stock is made to a Third Party pursuant to this Section 4, such Third Party shall not be bound by the terms of this Agreement, nor shall it be entitled to any benefits hereunder.

         5.      GOVERNANCE.

                 (a) Until the closing of the Public Offering, the Stockholders each hereby agree to take any and all action reasonably necessary (including, without limitation, voting their shares of Voting Stock or shares of Voting Stock over which they exercise voting control, executing and delivering written consents of stockholders, and calling special stockholders' meetings) to cause the Board of Directors of the Company (the "BOARD") to be comprised as follows:





                                       8.

                          (i)     The number of directors on the Board shall be
not more than eleven, and such Directors shall consist of:

                                  (1)      one representative designated by
holders of a majority of the Series A Preferred Stock, voting together as a separate class, for so long as there remains outstanding shares of Series A Preferred Stock sold pursuant to the Series A Stock Purchase Agreement having an aggregate original purchase price of $1,000,000 or more; provided that for so long as Weston Presidio Offshore Capital C.V. ("WPC") holds at least 42,000 shares of Series A Preferred Stock such designee shall be James B. McElwee, or, if Mr. McElwee is unable or unwilling to continue to perform his duties as a director, then Michael Lazarus or Michael Cronin or any other individual designated by WPC and reasonably acceptable to the Company; and provided, further, that WPC's right to designate such individual shall not be transferable to purchasers or transferees of its shares;

                                  (2)      one representative designated by
holders of a majority of the Series C Preferred Stock, voting together as a separate class, for so long as there remains outstanding shares of Series C Preferred Stock sold pursuant to the Series C Stock Purchase Agreement having an aggregate original purchase price of $1,000,000 or more; provided that for so long as Chase Venture Capital Associates, L.P. ("CVCA") along with any of its Affiliates (collectively, "CVCA"), holds an aggregate of at least 42,000 shares of Series C Preferred Stock such director shall be designated by CVCA, whose initial designee shall be David Ferguson; and provided, further, that CVCA's right to designate such director shall not be transferable to purchasers or transferees of its shares who are not an Affiliate of CVCA; if Mr. Ferguson is unable or unwilling to continue to perform his duties as a director, then the representative shall be another individual designated by CVCA and reasonably acceptable to the Company;

                                  (3)      one representative designated by the
holders of a majority of the Series D Preferred Stock, voting together as a separate class, for so long as there remains outstanding shares of Series D Preferred Stock having an aggregate original purchase price of $1,000,000 or more; provided that for so long as Frontenac VI Limited Partnership ("FRONTENAC"), holds an aggregate of at least 42,000 shares of Series D Preferred Stock such director shall be designated by Frontenac, whose initial designee shall be M. Laird Koldyke; and provided, further, that Frontenac's right to designate such director shall not be transferable to purchasers or transferees of its shares who are not Affiliates of Frontenac;

                                  (4)      One representative designated by the
holders of a majority of the Series E Preferred Stock, voting together as a separate class, for so long as there remains outstanding shares of Series E Preferred Stock having an aggregate original purchase price of $1,000,000 or more; provided that for so long as CVCA holds an aggregate of 340,000 shares of Series E Preferred Stock such director shall be designated by CVCA and reasonably acceptable to the Company; and provided, further, that CVCA's right to designate such director shall not be transferable to purchasers or transferees of its shares who are not Affiliates of CVCA.





                                       9.

                                  (5)      one representative designated by the
Holdings Founder, for so long as the Holdings Founder holds Common Stock having a fair market value of $1,000,000 or more, whose initial designee shall be S.
M. Hassan.

                                  (6)      two representatives designated by
the holders of at least a majority of the shares of Common Stock held by the WO Founders whose initial designees shall be Elizabeth C. Cook and Michael C. Gilliland; and

                                  (7)      the remaining four representatives
shall be disinterested and independent directors designated by a majority of the directors designated to the Board pursuant to subsections (1)-(6) above; provided that, effective upon the closing of the Merger, and for one year after the closing of the Merger, John Shields ("SHIELDS"), who initially shall be Chairman of the Board, and Barney Feinblum ("FEINBLUM") will be two of the initial four directors designated to the Board pursuant to this section 5(a)(i)(7) unless either is removed by eight of the remaining directors, including in the case of Shields, removal from his position as Chairman of the Board; and further provided that, if either Shields or Feinblum is removed pursuant to this section, Frontenac and the Holdings Founder shall be entitled to designate the replacement director(s), subject to the approval of a majority of the other directors, which approval shall not be unreasonably withheld.

                          (ii)    Any Director who is elected to the Board
pursuant to a designation under clause (1), (2), (3), (4), (5) or (6) of paragraph (i) of this Section 5(a), may be removed from the Board only upon the request of the Person(s) who designated such Director. In the event that a Director so elected resigns, is removed from, or otherwise ceases to serve on, the Board, for whatever reason, the vacancy shall be filled with an individual designated in accordance with paragraph (a)(i) and the Stockholders hereby agree to call a special stockholders meeting and to vote their shares of Voting Stock or shares of Voting Stock over which they exercise voting control, at such meeting or to execute a written consent of stockholders, upon the request of such Person(s), in order to effect such removal.

                 (b) Until the closing of the Public Offering and for so long as there continues to remain outstanding at least 25% of the shares of Series A Preferred Stock sold pursuant to the Series A Stock Purchase Agreement, each Stockholder, other than holders of Series D Preferred Stock or Common Stock issued upon conversion of Series D Preferred Stock, agrees to vote to elect the representative of the Series A Preferred Stockholder on the Board of Directors as a member of the Compensation Committee and Audit Committee of the Board of Directors.

                 (c) For a period of four years from and after the closing of the Public Offering and provided CVCA shall hold not less than 4% of the shares of the Common Stock (on a fully diluted basis), the Stockholders, other than holders of Series D Preferred Stock or Common Stock issued upon conversion of Series D Preferred Stock, each hereby agree, upon the request of CVCA, to take any and all action reasonably requested (including, without limitation, voting their shares of Voting Stock or shares of Voting Stock over which they exercise voting control and executing and delivering written consents of stockholders, and





                                      10.

calling special stockholders' meetings) to cause a designee of CVCA to be elected to the Board. So long as a designee of CVCA shall be a member of the Board, that director shall also, if requested by CVCA, be designated as a member of each committee of the Board including, without limitation, the Audit and Compensation committees.

                 (d) RIGHT OF THE PREFERRED STOCKHOLDERS TO DESIGNATE ADDITIONAL MEMBERS OF THE BOARD. Notwithstanding the provisions of Section 5(a) of this Agreement from and after the occurrence of a Triggering Event (as defined herein) other than a Special Triggering Event (as defined in the Series E Stock Purchase Agreement), subject to the provisions of Section 7(c) hereof the Preferred Stockholders shall thereafter be entitled to elect a majority of the Board of Directors. In such event, a majority of the Investor Representatives designated by a Series of Redeemable Preferred Stock which is outstanding (as defined in the Certificate of Incorporation) and who so elect, shall be entitled to elect one additional director or such equal number of additional directors so that the representatives of such series of Redeemable Preferred Stock on the Board of Directors will comprise a majority of the Board of Directors. In the event that all outstanding shares of a Series of Redeemable Preferred Stock are redeemed, the Investor Representatives elected by such Series shall resign from the Company's Board of Directors and shall have no further right with regard to the governance of the Company pursuant to this subsection 5 (d). "Redeemable Preferred Stock" shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. If necessary, a majority of the Investor Representatives designated by the holders of Redeemable Preferred Stock shall have the right to remove directors, as necessary, to create vacancies on the Board of Directors as provided for and in accordance with the provisions of this Agreement. In the event that such Investor Representatives are entitled and elect to designate members of the Board pursuant to this
Section 5(b), a majority of such Investor Representatives may, and at their request the other Stockholders shall immediately cause the Company to, call a special stockholders' meeting to be held as soon as possible, but in any event not later than 15 days after the date of such request. At such special stockholders' meeting, a majority of the Investor Representatives shall be entitled to designate such additional individuals to be elected to the Board of Directors, and the Stockholders hereby agree that in such event they will vote any and all shares of Voting Stock they are entitled to vote, and take any other actions (including, without limitation, appointing proxies or executing written consents or removing, if necessary, one or more individuals elected to the Board of Directors pursuant to clauses (5), (6) and (7) of Section 5(a)(i) to create vacancies on the Board of Directors in order to limit the maximum number of directors to eleven so that the Board of Directors would consist of a majority of members designated by a majority of the Investor Representatives, as may be necessary to elect as Directors the individuals designated by a majority of the Investor Representatives. Subject to their fiduciary duties, and after receiving written notice from the Investor Representatives of their intent to exercise the rights set forth in this subsection (d), no director shall consent to any action by the Board of Directors from the date of the Triggering Event until the configuration of the Board as set forth above, except for actions to comply with the Company's redemption obligations in respect of Preferred Stock





                                      11.

                 (e) BOARD MEETINGS. The Company shall call, and use its best efforts to have, regular Board meetings at least once every other month. Meetings of the Board shall not be held on less than two days written notice to the Directors unless a shorter notice period is consented to in writing by each of the Directors designated by the Preferred Stockholders. All notices of a Board meeting shall include an agenda setting forth in reasonable detail any and all matters to be officially acted upon at such meeting, but such agenda shall not limit any matters that may be officially acted upon at any such meeting. The directors appointed to the Board pursuant to Section 5(a) shall be entitled to receive reimbursement from the Company for all reasonable expenses directly related to attendance at all board of directors or committee meetings.

                 (f) SUBSIDIARIES. The Company shall cause the Board of Directors of any subsidiary to include the same individuals as the Board.

                 (g) GRANT OF PROXY. Until the closing of the Public Offering, Mark R. Clapp hereby irrevocably appoints Michael C. Gilliland, with full power of substitution and resubstitution, as proxy to any and all Voting Stock owned by Mr. Clapp, for and in the name, place and stead of Mr. Clapp, at any annual, special or other meeting of stockholders, at any adjournment thereof or pursuant to any consent in lieu of a meeting or otherwise, with respect to any matter to be voted on or consented to by the stockholders of the Company. Mark R. Clapp acknowledges that such proxy is coupled with an interest and, therefore, is not terminable by Mr. Clapp without the prior written consent of Mr. Gilliland. Mr. Gilliland agrees to vote all such Voting Stock in accordance with the terms of this Agreement.

         6. RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 6, the Company hereby grants to each Investor a right to participate in future sales by the Company of its Shares (as hereinafter defined). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its Affiliates and other related entities and persons in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("SHARES"), the Company shall first make an offering of a portion of such Shares (as determined in subsection (b) below) to each Investor in accordance with the following provisions:

                 (a) The Company shall deliver a written notice ("NOTICE") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                 (b) Within 30 calendar days after receipt of the Notice, an Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock, by such Investor, bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all outstanding Preferred Stock).





                                      12.

                 (c) The Company may, during the 30-day period during which such Shares are offered to the Investors, offer the portion of such Shares which the Investors are not entitled to purchase hereunder to other persons and, during the 60-day period following the expiration of the period provided in subsection (b) hereof, offer the remaining unsubscribed portion of such Shares which the Investors have not elected to purchase under subsection
(b) hereof to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days following the expiration of the period provided in subsection 6(b) hereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                 (d) The right of first offer in this Section 6 shall not be applicable (i) to the issuance or sale of shares of Common Stock (as adjusted to reflect any stock splits, combinations or other events involving the Common Stock) to employees, consultants or members of the Board of Directors pursuant to employee or director stock plans which are approved in writing by each of the Investor Representatives on the Board of Directors, (ii) to the Public Offering or to any offering of shares after consummation of the Public Offering, (iii) the issuance of securities pursuant to the conversion or exercise of presently outstanding convertible or exercisable securities, (iv) to any Common Stock issued upon conversion of the Preferred Stock, (v) to securities issued in connection with any acquisition or business combination transaction approved in writing by each of the Investor Representatives, or
(vi) to securities issued in connection with equipment lease financings or other financings with commercial lenders or in strategic transactions involving the Company and other entities including joint ventures or marketing, distribution or development arrangements, in each case provided that any issuance pursuant to subsection (vi) has been approved in writing by each of the Investor Representatives.

         7.      TRIGGERING EVENTS.

                 (a) TRIGGERING EVENTS. Each of the following events shall constitute a "Triggering Event" for purposes of this Agreement and the Holdings Certificate of Incorporation:

                          (i)     The Company shall fail to perform or observe
any material covenant contained in this Agreement, in the Series E Stock Purchase Agreement (other than with respect to any failure to complete the Merger), in the Registration Rights Agreement or the Certificate of Incorporation and such failure shall have continued unremedied for a period of 30 days (or such longer period as the Company is diligently to the reasonable satisfaction of the Investors working to cure such default) after the earlier of (A) the date on which the Company should have given notice thereof in accordance with Section 7(d) hereof or (B) the date on which the Company receives notice thereof from an Investor;

                          (ii)    Any representation or warranty made by the
Company in the Series E Purchase Agreement (other than with respect to any failure to complete the Merger),





                                      13.

in any schedule to the Series E Purchase Agreement or in any certificate delivered to the Series E Investors at the closing (as defined in the Series E Stock Purchase Agreement) shall prove to have been untrue or incorrect in any material respect when made or shall prove to have had intentionally omitted from it any material fact necessary to make the information provided therein, when taken as a whole, not misleading, as of the date it was made;

                          (iii)   The Company shall have been declared in
default under any material indebtedness for borrowed money or other material financing or security agreement or other instrument evidencing or related to material indebtedness of the Company, and the effect of such default has caused such third party to take such action as is necessary to declare or otherwise cause such indebtedness to become due and payable prior to its scheduled maturity or redemption date, as the case may be;

                          (iv)    Any voluntary case or proceeding or
involuntary case or proceeding not dismissed within 60 days against the Company seeking liquidation, reorganization or other relief with respect to indebtedness under any applicable federal or state bankruptcy, insolvency, reorganization or similar law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee or similar official has been instituted, or any assignment by the Company for the benefit of creditors or the failure by the Company to satisfy any judgment; or

                          (v)     Failure by Michael C. Gilliland to continue
as Chief Executive Officer of the Company as a result of death, disability or voluntary resignation; provided that, such failure shall not be a Triggering Event unless the Company has failed to retain a replacement to Mr. Gilliland acceptable to the holders of a majority of the Investor Representatives within 6 months of Mr. Gilliland's ceasing to be a Chief Executive Officer of the Company.

                 (b) CERTIFICATE OF CEO. Upon request by any Investor Representative, the Company shall deliver to each of the Investors within 30 days after the end of each quarter commencing October 1, 1996, a certificate from the CEO of the Company stating that such officer has no knowledge of the occurrence or the existence of a Triggering Event or an event or circumstance that, given notice or lapse of time, or both, would constitute a Triggering Event, or if a Triggering Event or such an event or circumstance shall have occurred, a detailed description thereof.

                 (c) REMEDIES. If a Triggering Event (other than a Special Triggering Event as provided in the Holdings Certificate of Incorporation) shall occur and be continuing, then, unless such Triggering Event has been waived by a majority of the Investor Representatives, in addition to all other remedies that may be available to them pursuant to
Section 5(d) hereof or at law or in equity in accordance with Section 7(e) hereof, the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, each voting as a separate class, may declare their respective shares of Preferred Stock immediately redeemable by the Company, including a premium, as provided in the Company's Certificate of Incorporation. If (i) the Company





                                      14.

does not have sufficient funds to redeem such Preferred Stock (provided that this subsection 7(c) shall not be construed in a manner inconsistent with the intent of, or to otherwise deprive the holders of Series E Preferred Stock the benefit of, their redemption priority provided in Section 4(d) of the Company's Certificate of Incorporation) or (ii) the Company is prohibited by law from making such payment, then a majority of the Investor Representatives representing any series of Preferred Stock which has not been redeemed shall have the right to designate a majority of the Board of Directors of the Company in the manner provided in Section 5(d) of this Agreement and Article IV Section 5 of the Company's Certificate of Incorporation. In the event that all outstanding shares of a series of Preferred Stock are redeemed, the Investor Representative elected by such series of Preferred Stock shall resign from the Company's Board of Directors and shall have no further right with regard to the governance of the Company pursuant to this subsection 7 (c).

                 (d) NOTICE OF TRIGGERING EVENT. When the Company becomes actually aware that any Triggering Event has occurred and is continuing, the Company shall give written notice to each of the Investors within five business days after the Company becomes actually aware that such Triggering Event has occurred and is continuing. When, in the judgment of an Investor, a Triggering Event shall have occurred, such Investor shall so notify the Company with reasonable promptness; provided, however, that any failure to give such notice shall not be a waiver by the Investors of any of their rights hereunder.

                 (e) SUITS FOR ENFORCEMENT. The parties hereto agree that upon a Triggering Event, a remedy at law would not be adequate. In case any one or more Triggering Events shall have occurred and be continuing, unless such Triggering Events shall have been waived in the manner provided in Section 14 hereof, the Investors may proceed to protect and enforce their rights under this Section 7 by suit in equity or action at law, including, without limitation, by suit for specific performance or injunctive relief. It is agreed that the prevailing party in any such action shall be entitled to receive from the other party all reasonable fees, costs, and expenses incurred by them or it, including, without limitation, such reasonable fees and expenses of counsel and reasonable fees, costs, and expenses of appeals.

                 (f) REMEDIES CUMULATIVE. No specific right, power, or remedy conferred by this Agreement shall be exclusive, and each such right, power, or remedy shall be cumulative and in addition to every other right, power, or remedy, whether conferred hereby or by any security of the Company or now or hereafter available, at law or in equity, by statute or otherwise.

                 (g) REMEDIES NOT WAIVED. No course of dealing between the Company and the Investors, and no delay in exercising any right, power, or remedy conferred hereby or by any security issued by the Company, or now or hereafter available at law or in equity, by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.





                                      15.

         8.      COVENANTS OF THE COMPANY.

                 (a) DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Investor so long as such Investor shall own any shares of Preferred Stock or Common Stock issued upon conversion thereof:

                          (i)     as soon as practicable, but in any event
within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and a statement of stockholders' equity as of the end of such year, and a schedule as to the sources and applications of funds for each year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants approved by the Board of Directors of the Company, unqualified by such accountants as to the scope of the audit;

                          (ii)    within thirty (30) days of the end of each
month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

                          (iii)   as soon as practicable, but in any event
thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including income statements, balance sheets and sources and applications of funds statements for such months and, as soon as practicable after the adoption thereof, any revisions to such annual budget;

                          (iv)    such other information relating to the
financial condition, business, prospects or corporate affairs of the Company as the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (iv) or any other subsection of this Section 8(a) to provide information which it reasonably considers to be a trade secret or similar confidential information; and

                          (v)     as soon as is practicable after delivery or
occurrence, but in no event later than ten (10) days following such delivery or occurrence, any material notices or reports to stockholders or members of the financial community, governmental agencies or authorities.

                 (b) INSPECTION. So long as an Investor holds any Preferred Stock or Common Stock issued upon conversion thereof, the Company shall permit such Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 8(b) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.





                                      16.

                 (c) TERMINATION OF COVENANTS. The covenants set forth in Sections 8(a), 8(b), 8(d) and 8(f) shall terminate as to the Investors and be of no further force or effect upon the closing of a Public Offering.

                 (d) KEY-MAN INSURANCE. The Company shall maintain in full force and effect, a key-man life insurance policy in the amount of $2,000,000 on the life of Michael Gilliland, with proceeds payable to the Company.

                 (e) USE OF PROCEEDS. The Company covenants that it shall use all proceeds received from the Series E Investors in connection with the issuance and sale of the Series E Preferred Stock hereunder solely for the purposes set forth on Schedule D of the Series E Preferred Stock Purchase Agreement of even date herewith unless otherwise agreed in writing by the holders of a majority of the Series E Preferred Stock, voting as a separate class.

                 (f) NEGATIVE COVENANTS. Without the written consent of the holders of (i) at least 51% of the then outstanding Preferred Stock, including the vote of CVCA and (ii) at least one other Investor holding either Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the Company agrees that it shall not:

                          (i)     authorize or issue, or obligate itself to
authorize or issue, additional shares of Common Stock, Preferred Stock or any other capital stock except (A) the issuance of shares of Common Stock pursuant to stock option plans or restricted stock plans approved in writing by a majority of the Investor Representatives (B) the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, (C) issuances of shares of Common Stock upon the conversion of any convertible securities outstanding on or prior to the Series E Purchase Date and disclosed in the Series E Preferred Stock Purchase Agreement, (D) in connection with an acquisition or merger approved in writing by a majority of the Investor Representatives; or (E) in an offering described in Section 6(d) hereof; or

                          (ii)    declare or pay any dividends on any shares of
Common Stock, or repurchase any shares of Preferred Stock or Common Stock; provided, however, that repurchase of such shares may be made in connection with any employee stock purchase plans, pursuant to any redemptions required under the Certificate of Incorporation or the terms of this Agreement or the redemption of all or a portion of the Common Stock or Preferred Stock held by the Selling Stockholders as described in the Merger Agreement.

                          (iii)   make or permit any subsidiary or other
Affiliate to make loans or advances, except in the ordinary course of business or, except to a wholly-owned subsidiary;

                          (iv)    make any loans or advances to employees,
except in the ordinary course of business (e.g., travel advances and similar transactions);





                                      17.

                          (v)     make any guarantees, except in the ordinary
course of business or except with respect to obligations incurred by wholly-owned subsidiaries which obligations are not otherwise restricted hereunder;

                          (vi)    sell, convey or otherwise dispose of all or
substantially all of its property or business or merge into or consolidate with any other corporation or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of; and

                          (vii)   permit any subsidiary or other affiliate of
the Company to own, any stock or other securities of any affiliate or other corporation, partnership or entity, unless such entity is wholly owned by the Company, or except for investments in interest bearing bank accounts, short term certificates of deposit issued by a bank having assets in excess of $100,000,000, short term securities issued or guaranteed by the United States Government or money market accounts;

                          (viii)  amend its Certificate of Incorporation or
Bylaws except in accordance with the provisions set forth in the Certificate of Incorporation and Bylaws;

                          (ix)    pay any cash compensation to the Founders of
the Company in excess of the amounts determined by the Company's Compensation Committee; provided, however, should the Investor Representatives not constitute a majority of the Company's Compensation Committee, such management compensation will be determined by the Investor Representatives; provided further that management salaries shall not be reduced below the salaries set forth on Exhibit E hereto; and

                          (x)     amend this Agreement to reduce the amount set
forth in Section 8(f)(ii).

                 The covenants contained in this Section 8(f) shall terminate on the earlier of (a) the redemption by the Company of all of the shares of Preferred Stock or (b) the closing of the Public Offering.

                 (g) POSITIVE COVENANTS. Unless otherwise consented to in writing by a majority of the Investor Representatives, the Company agrees as follows:

                          (i)     The Company will promptly pay and discharge,
or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereof, and provided further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid





                                      18.

when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company;

                          (ii)    The Company will keep its properties and
those of its subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company and its subsidiaries will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any material adverse effect to the business, assets or property of the Company;

                          (iii)   The Company will keep true records and books
of account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis;

                          (iv)    The Company and all its subsidiaries shall
duly observe and conform to all valid requirements of governmental authorities which are material to the conduct of their businesses or to their property or assets;

                          (v)     The Company shall, except as otherwise
contemplated by the Merger Agreement, maintain in full force and effect its corporate existence, rights, and franchises and all material licenses and other material rights to use processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business;

                          (vi)    Prior to the Company filing a registration
statement pursuant to the Securities Act with the SEC, the Company shall maintain a stockholders' equity as shown on its balance sheet prepared in accordance with GAAP of at least $10,000,000, excluding any negative effects of acquisitions; and

                          (vii)   The Company will assist the Stockholders in
any filings or other compliance reports necessary by virtue of ownership of such shares or the exercise of the conversion right thereunder including, without limitation, any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. This subsection 8.7(g)(vii) shall survive so long as any shares of Preferred Stock are outstanding.

                 (h) EMPLOYEE OPTIONS. The Company shall not grant any options exercisable for Common Stock or any other capital shares of the Company to employees, officers or directors of the Company or any of its subsidiaries except for Permitted Options (as defined below) without the prior written consent of a majority of the Investor Representatives. For the purposes of this Section 8(h), "Permitted Options" shall mean, effective upon the closing of the Merger, options exercisable for Common Stock, subject to adjustment provided for herein, up to an aggregate of not more than 440,706 shares of Common Stock, including options exercisable for 264,024 shares of Common Stock outstanding as of the closing of the Merger and options exercisable for 176,682 available for grant. The Permitted Options available for grant shall be granted pursuant to the terms of employee or director stock option





                                      19.

plans approved in writing by a majority of the Investor Representatives. Such number of Permitted Options available for grant may be increased, subject to the approval of the Board of Directors, in an amount not to exceed 5% of the number of shares of the Company's Common Stock issued after the closing of the Merger, assuming the conversion or exercise of all convertible or exercisable securities issued after the closing of the Merger (as adjusted for any stock split).

                 (i) ASSIGNMENT. The covenants set forth in this Section 8 shall be assignable to a purchaser, assignee or transferee who purchases shares of Preferred Stock from a Stockholder; provided, however, that if any Stockholder shall distribute any shares of Preferred Stock to its limited partners, such partners shall appoint a single agent for purposes of receiving notices and giving consents hereunder and in that connection, shall execute and deliver an irrevocable proxy to such agent. Notwithstanding this Section 8(i), CVCA's right to designate the Series C Stockholder Representative as set forth herein shall not be assignable to purchasers, assignees or transferees of the shares.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         12. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by reputable overnight courier, or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth below such person's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement, a copy of which written notice shall be on file with the Secretary of the Company.

         13.     LEGEND.

                 (a) Each certificate representing shares of Common Stock or Preferred Stock subject to this Agreement shall be endorsed with the following legends:

         "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS





                                      20.

         AGREEMENT BY AND AMONG THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                 (b) Each party to this Agreement agrees that the Company may instruct the transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 13 above to enforce the provisions of this Agreement. The legend shall be removed upon termination of this Agreement.

         14. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of a majority of each class or series, as applicable, of capital stock to be affected by such amendment or waiver voting as separate classes or series, as applicable, and any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities at the time outstanding (including securities into which securities are convertible), each future holder of all securities and the Company; provided that the amount set forth in Section 8(f)(ii) shall not be reduced except as provided in Section 8(f).

         15. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

         16. FURTHER ASSURANCES. Each of the parties shall without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

         17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and all rights hereto shall inure to the benefit of the Company, its successors and permitted assigns, and shall be binding upon and all rights hereto shall inure to the benefit of the other parties hereto and their respective heirs, successors and permitted assigns, including transferees of any shares of Preferred Stock or Common Stock issued upon conversion thereof. Any such transferee shall, upon the request of the Company, execute a written acknowledgment of the foregoing.

         18. ENTIRE AGREEMENT. This Agreement, together with the Series E Stock Purchase Agreement, the Registration Rights Agreement dated even herewith and the Company's Certificate of Incorporation, embody the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein, in the Series E Stock Purchase Agreement, the Merger Agreement, Termination of the Series A Preferred Stock





                                      21.

Purchase Agreement dated of even date herewith, by and between the Company and the Series A Investors, Termination of the Series C Preferred Stock Purchase Agreement dated of even date herewith, by and between the Company and the Series C Investors, the Series D Side Letter dated of even date herewith, by and between the Company and the Series D Investors, and the Registration Rights Agreement dated even herewith or in the Company's Certificate of Incorporation.

         19. SPECIFIC PERFORMANCE. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Stockholders will waive the defense in any action for specific performance that a remedy at law would be adequate and that the Stockholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Delaware Court of Chancery or the United States District Court for the District of Colorado or, in the event said Courts would not have jurisdiction for such action, in any court of the United States or any state thereof having jurisdiction for such action.


                            (Signature Pages Follow)





                                      22.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        WILD OATS MARKETS, INC.


                                        By:  /s/ Michael C. Gilliland
                                           -------------------------------------
                                           Michael C. Gilliland,
                                           Chief Executive Officer

                                        Address: 1668 Valtec Lane
                                                 Boulder, CO  80301
                                                 Telecopy: (303) 938-1350



                                        THE WO FOUNDERS:

                                        /s/ Michael C. Gilliland
                                        ----------------------------------------
                                        Michael C. Gilliland



                                        /s/ Elizabeth C. Cook
                                        ----------------------------------------
                                        Elizabeth C. Cook


                                        /s/ Mark R. Clapp
                                        ----------------------------------------
                                        Mark R. Clapp



                                        THE HOLDINGS FOUNDER:


                                        /s/ S.M. Hassan
                                        ----------------------------------------
                                        S.M. Hassan





                                      23.

 The foregoing Agreement is hereby accepted as of the date first above written.

                                     THE STOCKHOLDERS:


                                     CHASE VENTURE CAPITAL ASSOCIATES, L.P.,
                                           a California Limited Partnership

                                     By:   Chase Capital Partners, a New York
                                           general partnership


                                     By: /s/ David L. Ferguson
                                         ---------------------------------------
                                         David L. Ferguson,
                                         General Partner

                                     Address   380 Madison Avenue, 12th Floor
                                               New York, NY  10017
                                     Telecopy: (212) 622-3101

                                     Copy to:

                                     Address:  CVP Management Corporation
                                               840 Apollo Street, Suite 223
                                               El Segundo, CA  90245
                                     Telecopy  (310) 335-1965



                                     WESTON PRESIDIO OFFSHORE CAPITAL C.V.,
                                      a Netherlands Antilles Limited Partnership

                                     By:   Weston Presidio Capital Management
                                           L.P.,  a Delaware Limited Partnership


                                     By: /s/ James B. McElwee
                                         ---------------------------------------
                                         James B. McElwee,
                                         General Partner

                                     Address:  343 Sansome Street, Suite 1210
                                               San Francisco, CA 94104-1316
                                     Telecopy: (415) 398-0990





                                      24.

                                     FRONTENAC VI LIMITED PARTNERSHIP

                                     By:   Frontenac Company


                                     By: /s/ M. Laird Koldyke
                                         ---------------------------------------
                                         M. Laird Koldyke

                                     Address:  135 South LaSalle Street,
                                               Suite 3800
                                               Chicago, Illinois  60603


                                     MONTGOMERY ASSOCIATES, 1992 L.P.


                                     By: /s/ Jack G. Levin
                                         ---------------------------------------
                                         Jack G. Levin, Managing Partner

                                     Address:  600 Montgomery Street
                                               San Francisco, California 94111




                                     25.